UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017 (October 23, 2017)

International Paper Company

(Exact name of registrant as specified in its charter)

Commission File Number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On October 23, 2017, International Paper Company, a New York corporation (the “Company”), Graphic Packaging Holding Company, a Delaware corporation (“Graphic”), Gazelle Newco LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Graphic (“Newco”), and Graphic Packaging International, Inc., a Delaware corporation and direct wholly owned subsidiary of Graphic (“GPI”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, among other things, (i) the Company will transfer its North American consumer packaging business to Newco, which will then be transferred to GPI; (ii) Newco will issue membership interests in itself to the Company and the Company will be admitted as a member of Newco; and (iii) a subsidiary of Newco will assume the indebtedness incurred by the Company pursuant to the New Term Loan Facility (as defined below) (collectively, the “Transactions”).

Immediately following the Closing (as defined in the Transaction Agreement), (i) the Company will hold 20.5% of the membership interests in Newco and (ii) Graphic will hold 79.5% of the membership interests in Newco. For a period of two years beginning on the date of the Closing, the Company will not be able to transfer any of its membership interests in Newco, subject to certain exceptions. Thereafter, subject to certain exceptions, the Company will only be able to transfer its membership interests in Newco pursuant to the terms and conditions of an Exchange Agreement, pursuant to which the Company will have specified rights, subject to certain conditions, to exchange its membership interests in Newco for, at Graphic’s election, common stock of Graphic, cash or a combination of common stock of Graphic and cash.

The Company and Graphic each made customary representations, warranties and covenants in the Transaction Agreement, including, among other things, covenants by each of the Company (with respect to its North American consumer packaging business) and Graphic to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Transaction Agreement and the consummation of the Transactions.

The obligation of the parties to consummate the Transactions is subject to customary closing conditions, including, among other things, applicable approvals under certain regulatory and competition laws, including the expiration or termination of all applicable waiting and other time periods. Assuming all of the closing conditions are met, the Company expects the Transactions to be completed in the first quarter of 2018.

The Transaction Agreement contains certain termination rights for each of the parties, including the right of each party to terminate the Transaction Agreement if the Transactions have not been consummated by June 30, 2018.

In connection with the Transactions, certain additional agreements will be entered into, including, among others:

•	The Amended and Restated Operating Agreement of Newco, which will provide that the business and affairs of Newco will be managed by a limited liability company to be a wholly owned indirect subsidiary of Graphic to be formed prior to Closing;

•	The Exchange Agreement;

•	A Governance Agreement, pursuant to which the Company will agree that for a period of five years, beginning on the date of the Closing, it will not acquire voting securities of Graphic or seek to control the management of Graphic, subject to certain specified exceptions;

•	A Registration Rights Agreement, pursuant to which the Company will have specified demand and piggyback registration rights with respect to common stock of Graphic;

•	A Tax Receivables Agreement;

•	A Restrictive Covenant Agreement, pursuant to which the Company will agree not to compete with the North American consumer packaging business it is transferring to Newco, subject to certain specified exceptions, for the longer of three years and the period in which it owns equity interests in Newco;

•	Certain intellectual property licenses;

•	A Transition Services Agreement, pursuant to which the Company will provide certain services of a transitional nature to Newco;

•	A Sublease;

•	A Lease Assignment;

•	A Tax-Exempt Bond Agreement; and

•	A Taxable Augusta Bonds Assignment and Assumption Agreement.

The forms of each of the foregoing agreements are attached to the Transaction Agreement.

The foregoing description of the Transaction Agreement and the forms of agreements attached thereto does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement and the exhibits thereto, which are attached hereto as Exhibit 2.1 and are incorporated herein by reference.

The Transaction Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Transaction Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Transaction Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Transaction Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Transaction Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to holders of the Company’s securities or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Commitment Letter

On October 23, 2017, the Company entered into a debt financing commitment letter (the “Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas and BNP Paribas Securities Corp. (the “Commitment Parties”).

Pursuant to the Commitment Letter, and subject to the conditions set forth therein, the Commitment Parties committed to provide the Company with debt financing of up to $660 million, consisting of a term loan facility of up to $660 million (the “New Term Loan Facility”) maturing approximately 5 years from the Closing Date, the proceeds of which will be used to repay Company indebtedness and pay certain fees, commissions and expenses. Pursuant to the Transaction Agreement, on the Closing Date (as defined in the Transaction Agreement) a subsidiary of Newco will assume the indebtedness incurred pursuant to the New Term Loan Facility. Pursuant to the terms of the Commitment Letter, for a period of not less than seven calendar days and not more than ten calendar days following the Closing Date, the Company shall provide a guarantee of the indebtedness incurred pursuant to the New Term Loan Facility. The debt commitments expire upon the first to occur of (i) the execution and delivery of the Facility Documentation (as defined in the Commitment Letter) and the funding of the New Term Loan Facility, (ii) June 30, 2018 and (iii) termination of the Transaction Agreement.

The foregoing description of the Commitment Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements, such as statements relating to the financial impact of the transactions contemplated by the Agreement. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. These statements reflect Company management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Factors which could cause actual results to differ include but are not limited to: (i) purchase price adjustments; (ii) the receipt of regulatory approvals for the Transactions and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions; (iii) the successful closing of the Transactions within the estimated timeframe; (iv) the uncertainty of the expected financial performance of the combined business following completion of the Transactions; (v) the failure of the combined business to realize the expected synergies, cost-savings and other benefits from the Transactions or delay in realization thereof; (vi) the successful financing of the Transactions; (vii) unforeseen tax treatment relating to the Transactions, (viii) litigation related to the Transactions or limitations or restrictions imposed by regulatory authorities that may delay or negatively impact the Transactions (ix) increases in interest rates; (x) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition the companies’ face, cyclicality and changes in consumer preferences, demand and pricing for the companies’ products; (xi) global economic conditions and political changes; and (xii) other factors that can be found in the Company’s press releases and Securities and Exchange Commission filings. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

On October 24, 2017, the Company issued a press release announcing the signing of the Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1	Transaction Agreement, dated October 23, 2017, by and among the Company, Graphic Packaging Holding Company, Gazelle Newco LLC and Graphic Packaging International, Inc.*

Exhibit 10.1	Commitment Letter, dated October 23, 2017, by and among the Company, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas and BNP Paribas Securities Corp.

Exhibit 99.1	Press Release, dated October 24, 2017.

*	Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Transaction Agreement, dated October 23, 2017, by and among the Company, Graphic Packaging Holding Company, Gazelle Newco LLC and Graphic Packaging International, Inc.*

Exhibit 10.1	Commitment Letter, dated October 23, 2017, by and among the Company, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas and BNP Paribas Securities Corp.

Exhibit 99.1	Press Release, dated October 24, 2017.

*	Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: October 24, 2017